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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 7, 2004



                                NATCO Group Inc.

             (Exact Name of Registrant as Specified in its Charter)



        Delaware                    001-15603                   22-2906892
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)


    2950 North Loop West, 7th Floor
            Houston, Texas                                        77092
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's Telephone Number, Including Area Code: (713) 683-9292

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 7, 2004, we entered into an employment agreement with John
U. Clarke pursuant to which he will serve as our Chief Executive Officer. A copy of this employment agreement is included as Exhibit 10.1 and is incorporated by reference into this report. The material terms of the agreement are summarized in Item 5.02 below.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) Appointment of New Principal Executive Officer. On December 7, 2004, our Board of Directors elected John U. Clarke, then interim Chief Executive Officer and Chairman of the Board, as NATCO's Chief Executive Officer. Mr. Clarke will continue as Chairman of the Board, a position he has held since July 2004. Mr. Clarke, 52, has been a director of the Company since February 2000, and served as the Chairman of the Board's Governance, Nominating & Compensation (GNC) Committee from December 2002 to September 7, 2004, when he was appointed interim Chief Executive Officer. From May 2001 to December 2004, he was President of Concept Capital Group, a financial and strategic advisory firm he founded in 1995. Prior to reestablishing the firm, Mr. Clarke was a Managing Director of SCF Partners, a private equity investment firm. From 1999 to June 2000, he was Executive Vice President of Dynegy, Inc. where he was also an Advisory Director and member of the Office of the Chairman. Mr. Clarke joined Dynegy in April 1997 as Senior Vice President and Chief Financial Officer. Prior to joining Dynegy, he was a managing director of Simmons & Company International. From 1995 to 1997, he served as president of Concept Capital Group. Mr. Clarke was Executive Vice President and Chief Financial and Administrative Officer with Cabot Oil and Gas from 1993 to 1995. He was with Transco Energy from 1981 to 1993, last serving as Senior Vice President and Chief Financial Officer. Mr. Clarke is a director and member of the audit and human resources committees of Harvest Natural Resources, Inc., a publicly traded international oil and gas company, a director, member of the compensation committee and chairman of the audit committee of The Houston Exploration Company, a publicly traded domestic oil and gas exploration and production company, and chairman and director of FuelQuest.com, a market service provider to petroleum marketers.

Since the beginning of our last fiscal year, Mr. Clarke has received compensation from NATCO for his services as a director, GNC Committee Chairman and interim CEO. In 2003, Mr. Clarke received $45,000 for his service as a director and as GNC Committee Chairman, and was awarded options to acquire common stock of the Company and restricted stock of the Company valued at $25,700 on the dates of grant. In 2004, Mr. Clarke received $60,750 for his service as a director and as GNC Committee Chairman, and prior to his election as interim Chief Executive Officer was awarded options to acquire common stock of the Company and restricted stock of the Company valued at $12,500 on the dates of grant. Commencing September 7, 2004, on becoming the Company's interim CEO, Mr. Clarke received a fee of $25,000 per month and was awarded 33,440 shares of restricted stock of the Company(valued at $89,000 on the date of grant), with restrictions to lapse in equal installments on the first, second and third anniversaries of the date of grant, so long as Mr. Clarke either is continuing his service as interim or permanent CEO or has completed his service as interim CEO or earlier, upon the earliest of (a) Mr. Clarke's death, disability or retirement from the Board following his completion of his service as interim CEO, (b) the Board's election of a Chairman other than Mr. Clarke, or
(c) on the occurrence of a Corporate Change as defined in the 2004 Stock Incentive Plan. While serving as interim CEO, Mr. Clarke continued to receive fees for service as a director.

Effective December 7, 2004, we entered into an employment agreement with Mr. Clarke pursuant to which he will serve as our Chief Executive Officer. The agreement is for a term expiring December 31, 2007 unless sooner terminated in accordance with its terms. Under the agreement, Mr. Clarke is entitled to receive an annual salary of at least $396,000, and, commencing in 2005, is eligible to receive an annual bonus with a target award of 75% of his base salary, based on our financial performance and other criteria to be determined annually by our Board. He also will receive an additional bonus payment of $100,000, payable in January 2005. Under the agreement, Mr. Clarke was awarded nonqualified stock options to acquire 39,500 shares of our common stock under the 2004 Stock Incentive Plan having an exercise price equal to the fair market value of our common stock on the date of grant, vesting in three installments on the first, second and third anniversaries of the date of grant and having a term of 10 years. Mr. Clarke must continue to hold at least one-third of the stock issued following exercise of such options for at least three

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years after exercise, unless he sooner leaves the Company, a Corporate Change occurs or the committee responsible for administration of the plan otherwise approves. He also was awarded 22,000 performance-based restricted shares under our 2004 Stock Incentive Plan, with the restrictions to lapse (a) on the date that we have achieved an earnings per share of at least $1.00 calculated on a trailing 12-months basis as of the last day of a quarter, for three consecutive quarters, subject to certain adjustments and conditions, or, (b) if earlier, pursuant to Section VIII of the Plan or upon occurrence of a Corporate Change, subject to Mr. Clarke's continued employment on the date of the applicable event. Mr. Clarke must continue to hold at least one-third of this restricted stock for a period of three years after the restrictions lapse, unless he sooner leaves the Company, a Corporate Change occurs or the committee responsible for administration of the plan otherwise approves. This restricted stock will be forfeited if the restrictions have not lapsed by December 31, 2007.

In addition, in January 2005, Mr. Clarke will be awarded 57,000 restricted shares, with the restrictions to lapse after three years of service, subject to earlier lapse on occurrence of a Corporate Change or in the event of Mr. Clarke's death or disability, and 43,000 performance-based restricted shares, with restrictions to lapse if our common stock trades at a price of $12.00 per share or more for 30 consecutive trading days. The performance-based restricted stock will be forfeited if the restrictions have not lapsed by the fifth anniversary of the date of grant. Under the agreement, Mr.
Clarke also is entitled to participate in our fringe benefit and insurance plans and to reimbursement of business expenses.

Upon any involuntary termination of the employment relationship by us or Mr. Clarke prior to expiration of the term, Mr. Clarke shall be entitled to receive his pro rata base salary and benefits (including payment for accrued, but unused, vacation) through the date of termination. Depending upon the type of involuntary termination, Mr. Clarke or his estate may be entitled to additional compensation and/or benefits, as described below.

o Upon an involuntary termination by our independent directors for any reason or by Mr. Clarke by reason of a material breach by us of the terms of the agreement or for certain other reasons specified in the agreement, after execution of a release and in consideration of his continuing obligations under the agreement after termination (including his non-competition obligations), Mr. Clarke shall be entitled to (1) an amount equal to one year's annual base salary; (2) a pro rata share of the amount of the target bonus compensation earned by him under any applicable bonus plan then in effect through the date of termination; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Clarke and eligible dependents for up to one year following the termination date; and (4) any deferred compensation previously earned under any of our plans.

     If a Change in Control (as defined below) occurs within 6 months following such an involuntary termination, Mr. Clarke shall be entitled to (1) an amount equal to 1.5 times one year's annual base salary, with the amount of such payment to be offset by any payment he has previously received under the foregoing provision; (2) an amount equal to 1.5 times the target bonus compensation at the greater of (A) the target bonus compensation in effect at the time notice of termination is given or (B) the target bonus compensation in effect immediately preceding the Change of Control Date (as defined below), offset by any payment he has previously received under the foregoing provision; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Clarke and eligible dependents for 18 months following the termination date; and (4) any deferred compensation previously earned under any of our plans to the extent not previously paid. In addition, Mr. Clarke shall receive a cash payment (a) with respect to any stock option that was forfeited as of the date of his termination of employment, equal to the difference between the closing price of our common stock as of the Change of Control Date and such option's exercise price (or, if the term of such option would have expired before the Change of Control Date, the difference between the closing price of our common stock as of the date of such option's expiration date and such option's exercise price) and (b) with respect to any restricted stock that is forfeited as of the date of his termination of employment, equal to the closing price of such stock as of the Change of Control Date, with such payment to be made within 30 days of the Change of Control Date.

o Upon an involuntary termination by reason of Mr. Clarke's death or disability, Mr. Clarke or his beneficiaries shall be entitled to (1) a pro rata share of the amount of the target bonus compensation earned by him under any applicable bonus plan then in effect through the date of termination; and (2) any deferred compensation previously earned under any of our plans.


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o    Upon an involuntary termination by our independent directors for any reason or by Mr. Clarke by reason of a material breach by us of the terms of the agreement or for certain other reasons specified in the agreement within 12 months following a Change of Control, after execution of a release and in consideration of his continuing obligations under the agreement after such termination, Mr. Clarke shall be entitled to (1) an amount equal to 1.5 times one year's annual base salary; (2) an amount equal to the product of 1.5 times the target bonus compensation at the greater of (A) the target bonus compensation in effect at the time notice of termination is given or (B) the target bonus compensation in effect immediately preceding the Change of Control Date; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Clarke and his eligible dependents for 18 months following the date of termination; and (4) any deferred compensation previously earned under any of our plans. In addition, notwithstanding the terms of the any related incentive plan or agreement, or any award agreement evidencing awards of stock options or restricted stock to purchase our common stock, in the event of a Change of Control while Mr. Clarke is employed by us, (a) all outstanding stock options held by him shall fully vest as of the Change of Control Date and become immediately exercisable in accordance with their terms, (b) all restrictions on any of our restricted stock held by him shall lapse as of the Change of Control Date and (c) any such stock options shall be exercisable for 12 months after the date of termination, unless the term of the stock options expires before the end of such period, in which case the stock option shall be exercisable until the expiration of its term.

A "Change of Control" shall occur if: (1) we merge or consolidate with any other entity (other than one of our majority owned subsidiaries) and our shareholders own less than 50% of the surviving entity; (2) we sell all or substantially all of our assets to any other person or entity (other than (a) a sale of our equity interests or (b) a sale of assets to one of our majority owned subsidiaries and in connection therewith Mr. Clarke becomes employed by such subsidiary, us or a partnership in which we are the general partner); (3) we are dissolved or liquidated; (4) any third person or entity together with its affiliates (including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall become, directly or indirectly, the beneficial owner of greater than 50% of our voting stock, based upon voting power (except as the result of a distribution of our voting securities to our shareholders); or (5) during such time as we have a class of voting securities registered under the Securities Exchange Act, the members of our Board of Directors ("Incumbent Board") on the effective date of such registration cease to constitute at least a majority of the Board, provided that any person becoming a director whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board, for purposes of this clause, shall be considered to be a member of the Incumbent Board. "Change of Control Date" shall mean the day on which a Change of Control becomes effective.

In all cases, the payments payable to Mr. Clarke under the employment agreement on termination of the employment relationship shall be offset against any amounts to which he may otherwise be entitled under any and all of our severance plans and policies. If it is determined that any benefit, payment or distribution by us to or for the benefit of Mr. Clarke (whether payable or distributable pursuant to the terms of the agreement or otherwise) would, if paid, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment shall be reduced to the extent necessary to avoid the imposition of the excise tax.

Upon his termination of employment, Mr. Clarke will be subject to a one-year non-competition and non-solicitation provision under the employment agreement.

(d) Appointment of New Director. On December 7, 2004, the Board of Directors elected Julie H. Edwards, executive vice president-finance and administration and chief financial officer for Frontier Oil Corp., as a member of the Board of Directors and a member of the Audit Committee. Ms. Edwards has been appointed as a Class III director, filling the vacancy created by the departure of our former CEO. The Board also determined, in its business judgment, that Ms. Edwards is both financially literate and has the accounting and financial management expertise required for service on NYSE listed company audit committees.

Ms. Edwards, 45, joined Frontier in March 1991 as vice president, secretary and treasurer. She was named senior vice president and chief financial officer in August 1994 and, in April 2000, was named to her current position. From mid-1985 until 1991, she worked at Smith Barney, Harris Upham & Co., Inc., in New York and Houston, as an associate in corporate finance, then as vice president-corporate finance. Prior to that, she was an exploration geologist at Amerada Hess Corp. in Tulsa, Okla. She earned a master's degree in business administration with


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concentration in finance in 1985 from the Wharton Graduate School and a bachelor's of science degree in geology and geophysics in 1980 from Yale College, Yale University.

Ms. Edwards is a member of the board of directors of ONEOK, Inc., a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the US mid-continent area.

Ms. Edwards was not elected pursuant to any arrangement or understanding between her and any other person. There are no transactions between Ms. Edwards and us since the beginning of our last fiscal year or that are currently proposed in which the amount involved exceeds $60,000 and in which Ms. Edwards has an interest. Ms. Edwards will receive compensation for her service as a director comparable to that received by our other non-employee directors, including an award of 2,500 restricted shares of our common stock, with the restrictions to lapse following one year of service as a director, and options to acquire 2,500 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant, which options will vest December 7, 2005, subject to continued service as a director on that date.

SECTION 8 - OTHER EVENTS

ITEM 8.01      OTHER EVENTS.

As previously reported, on September 7, 2004, NATCO Group Inc. advised the New York Stock Exchange (NYSE) that, due to the departure of NATCO's former Chief Executive Officer and the interim assumption of his duties by the Chairman of the Board, John U. Clarke, our Audit Committee had only two members, was without an "audit committee financial expert" and thus was out of compliance with NYSE listing standards 303.01, 303A.06 and 303A.07 and SEC requirements. On December 7, 2004, the Board elected Mr. Clarke as Chief Executive Officer and named Julie H. Edwards, executive vice president-finance and administration and chief financial officer for Frontier Oil Corp., to the Board of Directors and its Audit Committee. The Board determined that Ms. Edwards is independent pursuant to the requirements of the NYSE listing standards, and has the requisite background and experience to meet the requirements of such standards with regard to accounting and financial management expertise. We have advised the NYSE that we are now in compliance with the listing standards.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

EXHIBIT NO.              DESCRIPTION

10.1                     Executive Employment Agreement between NATCO Group Inc.
                         and John U. Clarke dated as of December 7, 2004

99.1 Press release dated December 8, 2004, announcing election of John U. Clarke as NATCO Group Inc. Chief Executive Officer

99.2 Press release dated December 9, 2004, announcing election of new director


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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 10, 2004
                                       NATCO Group Inc.



                                       By: /s/ JOHN U. CLARKE
                                           ------------------------------------
                                           John U. Clarke
                                           Chairman and Chief Executive Officer


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                                 EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION
-----------                -----------

10.1 Executive Employment Agreement between NATCO Group Inc. and John U. Clarke dated as of December 7, 2004

99.1 Press release dated December 8, 2004, announcing election of John U. Clarke as NATCO Group Inc. Chief Executive Officer

99.2 Press release dated December 9, 2004, announcing election of new director


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